EMPLOYMENT, ROYALTY AND NON-DISCLOSURE AGREEMENT

     THIS AGREEMENT (the "Agreement") is made as of the 15th day of May, 1996, by and between ENVIROMETRICS PRODUCTS COMPANY, a corporation organized under the laws of the State of South Carolina and including its agents, representatives, divisions, subdivisions, subsidiaries, wholly or partly owned, parent corporations, affiliates, assignees, related entities and successors in interest (hereafter "the Company"), and TOM WILKIE, an individual resident of the State of North Carolina ("Employee").

                                   WITNESSETH:

     WHEREAS, the Company is engaged in the Business of the Company and, in the course of such activity, has acquired or developed certain Trade Secrets, Confidential Information, Intellectual Property and Proprietary Information (as such terms are hereinafter defined) not generally known in the Company's industry or otherwise;

     WHEREAS, the Company understands that the Employee has brought to the Company and provided the Company with certain proprietary technology allowing the Company advantages in the marketplace it would not otherwise enjoy; and

     WHEREAS,  such  Trade  Secrets,   Confidential  Information,   Intellectual
Property and Proprietary Information provide the Company with a competitive advantage in the marketplace;

     WHEREAS, Employee has been, and after and by virtue of the execution of this Agreement will continue to be, employed by the Company in a position involving the trust and confidence of the Company; and

     WHEREAS, in the course of his employment with the Company, or through his use of the Company's facilities or resources, Employee has had and will have access to, and has developed and may develop or contribute to the development of, Trade Secrets, Confidential Information, Intellectual Property and Proprietary Information, all solely in connection with his activities as an employee of the Company; and

     WHEREAS, Employee understands and agrees that substantial benefits and consideration will inure to him under this Agreement that he would not otherwise enjoy were he not to execute the same.

     NOW THEREFORE, in consideration of and as an express condition to the continuance of employment of Employee by the Company, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows: 1. DEFINITIONS.

     (a) "Bonus" has the meaning ascribed to it in Section 4 hereof.

     (b) "Business of the Company" means and includes the business and commercial activities of the Company, as such business is conducted while this Agreement is in effect, including, without limitation, designing, developing, testing, manufacturing, advertising, distributing and selling industrial hygiene and environmental air monitoring and related products.

     (c)"Cause" means (i) fraud, dishonesty, demonstrated incompetence in the performance of professional duties; (ii) excessive unexcused absences from work;
(iii) engaging in activities prohibited by the policies of the Company as communicated in writing to Employee or expressly prohibited by the terms of this Agreement; or injury, accident, illness or other incapacity which wholly, or continuously and materially, disables Employee from performing his duties hereunder for a period of ninety (90) days and thereafter for ten (10) days after the Company shall have given Employee written notice of the Company's intention to terminate this Agreement and its employment relationship with Employee because of such disability. The Company will at all times during his employment with the company and at no cost to the Employee provide the Employee with disability insurance sufficient to provide Employee with a minimum of sixty
(60) percent of his earnings until recovery or age sixty-five (65) and will furnish Employee with a current copy of such policy and immediately notify Employee of any changes or amendments made to such policy.

     (d)  "Colorimetric   Device" means  any  device  that  indicates  through
corresponding changes in its reflectance or absorbance of light, the presence and/or level of exposure to an indicated chemical(s) or substance.

     (e) "Company" means ENVIROMETRICS PRODUCTS COMPANY, its agents, representatives, divisions, subdivisions, subsidiaries, wholly or partly owned, parent corporations, affiliates, assignees, related entities and successors in interest.

     (f) "Competing Business" means any person or entity in the same business or substantially the same business as the Business of Company.

     (g) "Competing Product" means any good that performs substantially the same function(s) as any of the Products.

     (h) "Confidential Information" means any and all data and information relating to the Business of the Company (whether constituting a Trade Secret or not) which is or has been developed by or disclosed to Employee or of which Employee became aware as a consequence of or through his relationship with the Company and which has value to the Company and is not generally known by its competitors.

     (i) "Copyrights" means all original "works of authorship", "compilations",
and/or  "derivation"  including,   without  limitation,   literary,   artistic,
pictorial, graphic and other intellectual works owned or claimed by Company which are registered with the United States Copyright Office or the copyright office of any other jurisdiction, or are eligible to be so registered, or are entitled to protection by and under the copyright laws and treaties of the United States or under the equivalent laws of any other jurisdiction.

     (j) "Gross Sales" means the total, without geographical limitations, of all sales of the Products by Company at invoice prices reduced by discounts, rebates, and return of products defined herein.

     (k) "Intellectual Property" means the Copyrights, Marks and Patents, collectively or in combination, as the context suggests.

     (l) "Marks" Means all trade names, word marks, trademarks, service marks and logos or designs (including any trade dress that is susceptible to protection under the laws of the United States or any other political subdivision in the world), whether or not registered with the United States Patent and Trademark Office or trademark office or registry of any jurisdiction in the world, placed upon or used in connection with the Business of the Company or the sale, distribution, promotion and marketing of the Products or of any other goods or services provided or distributed by Company from time to time, and includes, without limitation, "ACT and design" , "Air-Chem Technologies" and "The ACT Monitoring Card System".

     (m) "Patents" Means all inventions or letters patent owned or licensed by or on behalf of the Company, and which are registered with the United States Patent and Trademark Office or the patent office or registry in any jurisdiction in the world or are eligible for registration and/or other protection under the laws and treaties of the United States or of any such jurisdiction

     (n) "Products" means any chemical based colorimetric device(s) developed by the Company and/or produced by the Company or licensee(s) or other agent(s) of the Company to perform the function of quantitatively or qualitatively measuring and/or indicating chemicals present in the atmosphere.

     (o) "Proprietary Information" Means all of the following materials and information, whether or not patentable or protected by a copyright, trademark, or service mark, to which Employee receives or has received access or which Employee develops or has developed as a result of his employment with the Company or during the term of his employment with the Company or through the use of any of the Company's facilities or resources, or those of its affiliates or of its agents or distributors:

     (i) Production processes, purchasing information, price lists, performance and scheduling information and data, and other materials or information relating to the Business of the Company;

     (ii) Discoveries, concepts and ideas, and the embodiment(s) thereof, whether or not actually constituting Intellectual Property hereunder, and the nature and results of research and development activities and "know-how" acquired while in the employ of the Company;

     (iii) Any other materials or information related to the Business of the Company which are not generally known to others engaged in similar business or activities;

     (iv) All inventions and ideas which are derived from or related to Employees's access to knowledge of any of the above enumerated materials and information while in the employ of the Company; and

     (v) Any trade secrets, confidential information or proprietary information which the Company has acquired or may in the future acquire from any third party during employee's service to the company, including, without limitation, operating principles, documentation, drawings, programs and performance specifications and results provided to the Company by such third parties pursuant to agreements, understandings and/or acknowledgments to the effect that such trade secrets and confidential or proprietary information provided to the Company by such third parties (collectively "Third Party Confidential Information") is the proprietary and/or confidential information of such respective third part and is to be treated by the Company as if such Third Party Confidential Information were the Company's Confidential Information.

     (p) "Royalty" means two and one-half percent of Gross Sales of the Products described herein.

     (q) "Salary" has the meaning ascribed to it in Section 4 hereof.

     (r) "Term" means the Initial Term and any Renewal Term, as such terms are defined below.

     (s) "Trade Secrets" means the whole or any portion or phase of any data or information developed, owned or licensed from a third party by the Company to which Employee has gained access as a result of his employment with the Company, including any formula, pattern, compilation, program, device, method technique, improvement, or process that:

     (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by a proper means by, other persons who can obtain economic value from its disclosure or use; and

     (ii) Is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

     Trade Secrets shall not include any data or information (i) that has been voluntarily disclosed to the public by the Company or has become generally known to the public (except when such public disclosure has been made by or through Employee, or by a third person or entity with the knowledge of Employee, without authorization from the Company); (ii) that has been independently developed and disclosed to parties other than the Company, and the public generally or to Employee with a breach of obligation of confidentiality by any such parties running directly or indirectly to the Company; or (iii) that otherwise enters the public domain through lawful means.

2. TERMS OF ENGAGEMENT; DUTIES.

     (a) Capacity. The Company hereby employs Employee as Research Chemist and Employee accepts such employment in such capacity by the Company subject to the terms and conditions hereof.

     (b) Duties. Employee recognizes and agrees that he shall: (i) devote all of his time, energy and skill during regular business hours to faithfully and industriously develop colormetric technology and products and other technology and products as directed by the Company exclusively for the use and benefit of the Company (vacation time and reasonable sick leave excepted); (ii) diligently follow and implement all policies and decisions communicated to him by the Company, to the best of his ability with the resources provided by the Company, including without limitation, those concerning the production, sale of or further research and development concerning, the Products; and (iii) faithfully and to the best of his ability perform the duties and obligations set forth in this Agreement.

3. TERM; TERMINATION.

     (a) Initial term. The term of the employment of Employee by the Company hereunder shall commence on the date hereof and shall end on December 31, 2000 (the "Initial Term").

     (b) Renewal Terms(s). At the expiration of the Initial Term, this Agreement shall be automatically renewed for separate and successive two (2) year terms (individually, a "Renewal Term" and, collectively, "Renewal Terms"); provided, however, the parties may agree in writing to modify the compensation to be paid pursuant to Section 4 hereof during any such Renewal Term, but shall not be bound to do so; provided, further, this Agreement shall not be automatically renewed if either party shall give to the other party written notice of his or its intent not to renew this Agreement no fewer than thirty (30) days prior to the expiration of the Initial Term or any Renewal Term, as applicable.

     (c) Voluntary Termination by Employee. Employee may terminate this Agreement at any time during the Term upon no fewer than sixty (60), but no more than ninety (90) days prior written notice to the Company, in which event this Agreement and all of the Company's obligations hereunder shall terminate as of the date contained in such notice except that the Royalty shall be payable as provided as in Section (f) hereof. Notwithstanding the foregoing, in the event Employee shall terminate this Agreement as a result of a major illness or disability which prevents him from performing his services hereunder, Employee shall thereafter be entitled to receive Salary (as defined below)for a period of ninety (90) days following the date of the occurrence of such injury or disability, and all of the other terms of this Agreement, including all Benefits payable by the Company on behalf of the Employee, shall continue until the end of the Annual Term in which such termination occurs, and all Royalty shall be payable as provided in Section (f) hereof and Section 4(c).

     (d) Termination by the Company for cause. This Agreement may be terminated by the Company for Cause at any time during the Term, upon ten (10) days prior written notice to Employee, in which event this Agreement and all of the Company's obligations hereunder shall terminate as of the notice date, except that the Royalty shall be payable as provided in Section (f) hereof and Section 4(c).

     (e) Termination by the Company other Than for Cause. In the event the Company terminates this Agreement during the Term for reasons other than for Cause, then, in addition to any other remedy available at law or equity, Employee shall be entitled to continue to receive his Salary, plus all Benefits to be paid by the Company on behalf of Employee for a period equal to one month for every full year of service, but not to exceed six months, after such termination occurs, plus the Royalty as provided in Section (f) hereof and
Section 4(c).

     (f) Survival of Royalty Payments. The Royalty as defined in Section 4(c) of this Agreement shall continue to be paid to Employee notwithstanding termination for any reason of this Agreement until the first occurrence of one of the following events:

     (i) Employee dies, in which event any Royalty accrued and payable on the date of death shall be paid to Employee's estate, and the Royalty shall not thereafter be payable to any other person or entity;

     (ii) Employee develops Competing Products for any Competing Business, or any employer, person, or entity other than the Company or its affiliates, in which event the Royalty shall cease being paid to Employee or any other person or entity; or

     (iii) Employee becomes employed by or affiliated with a Competing Business as, without limitation, an employee, officer, director, agent, consultant, or advisor, in which capacity Employee develops, or assists the Competing Business or its affiliates, employees, officers, directors, agents, consultants, or advisors in the development of, Competing Products, in which event the Royalty shall cease being paid to Employee or any other person or entity.

     (g) Return of Embodiments of Proprietary Information Upon Termination. All notes, data, reference materials, sketches, drawings, memoranda and records in any way relating to any of the Proprietary Information or the Business of the Company and any other physical embodiment of the Proprietary Information shall belong exclusively to the Company, and Employee agrees to turn over to the Company the originals and all copies of such materials developed or generated by the Employee or coming into his possession during the term of or as a result of his employment by the Company at the request of the Company or, in the absence of such a request, upon termination (for whatever reason) of Employees employment with the Company.

     (h) Survival of Covenants. The Covenants of Employee set forth in Section 5 hereof shall survive the termination of this Agreement for any reason whatsoever and shall not be extinguished thereby so long as the Royalty is paid in accordance with Section 4(c) and Section 3(f).


4. COMPENSATION.

     (a) Salary. During the Term, the Company shall pay Employee an annual salary of Sixty Thousand and No/100 Dollars ($60,000.00) (the "Salary"), which Salary shall be payable in the manner and at the times which the Company regularly compensates its employees, less applicable state and federal taxes. In addition, but subject to conditions of termination set forth above, the Company shall pay Employee the Bonus and Royalty, as defined herein. If the Bonus outlined in 4(b), when added to the base salary at the end of each year does not equal the cost of living based on the U.S. Dept Of Labor cost of living index, the Company shall make an adjustment to the base salary for the following year equal to the cost of living index.

     (b) Bonus. The Company shall pay Employee a bonus equal to Five Thousand and No/100 Dollars ($5000.00) plus grant a ten-year option to purchase Five Thousand (5000) shares of the Company's (EVRM) Common Stock. Such options will be granted at the then market price of the Stock and shall be fully vested at issuance. This bonus will be awarded for each additional chemical for which monitoring device(s) is developed by Employee (the "Bonus"); provided, however, the chemical must be approved by the Marketing Department of the Company. The monitoring device(s) indicating such chemical will be considered "developed" for purposes hereof upon the completion of the standard validation protocol and an algorithm defining the devices'(s') performance has been developed and/or an acceptable color match(s) has been identified in the case of qualitative device(s). Bonus shall be paid to Employee within thirty (30) days after monitoring device has been "developed".

     (c) Royalty. By the thirtieth (30th) day after the last day of each calendar year quarter (each a "Royalty Quarter"), the Company shall pay to Employee a Royalty (The "Royalty") equal to Two and One-Half Percent (2.5%) of Gross Sales of the Products as defined herein for the immediate preceding calendar quarter. A written statement of the value and quantity of each colorimetric device sold during the "Royalty Quarter" shall be given to Employee with each quarterly payment. In the event that such a written statement is not provided employee shall have the right to examine any of Company's State Sales Tax Reports for sale of Products as defined herein. Employee shall also have the right to examine all books of account recording Gross Sales as defined herein. The parties expressly agree that the payment of the Royalty as described in this Agreement shall survive any termination of this Agreement except as provided in
Section 3(f) of this agreement. In the event of bankruptcy either voluntary or involuntary, or the non-payment of Royalty payments to the Employee by the Company as specified in this Agreement and not cured in ten (10) days after written notification of delinquency by the Employee, all obligations of Employee under this agreement or which could or might be imposed by statutory or common law shall be extinguished. In the event that the technology required to produce the Product is transferred through sale or any other means to any other entity, the Royalty as defined herein shall be paid by such entity.

     (d) Payment on Death. In the event Employee dies during the Term of Agreement, and so long as this Agreement was not the subject of a notice of terminating as provided in Section 3 hereof, the Company shall pay to his estate any Salary, Royalty or Bonus that would have been payable up until the end of the month in which Employee dies.

     (e) Benefits. Employee shall be entitled to participate in any retirement, profit sharing, hospital, medical, disability and life insurance programs regularly maintained by the Company for its employees.

     (f) Expense Reimbursement. The Company will reimburse Employee for all ordinary, reasonable necessary expense incurred by him in carrying out his duties under this Agreement upon Employee's presentation to the Company from time to time of an itemized account of the receipts for such expenses in such form as may be required by the Company; provided, however, such reimbursement shall be conditioned upon deductibility by the Company of such expenses from gross income for federal tax purposes.

     (g) Product Liability. The Employee is in no way responsible for any product liability. The Company accepts full and complete responsibility for the Product and any claims made by the Company regarding the Product or its capabilities or performance, and the Company will maintain at all times product liability insurance specifically protecting the employee against any legal claims made against him in his capacity as developer of the Product. The Company will furnish the Employee with evidence of such insurance and notify employee immediately of any cancellation, modification or amendment thereto.


5. COVENANTS OF EMPLOYEE.

     (a) Ownership of Trade Secrets, Confidential Information, Proprietary Information and Intellectual Property. Employee agrees that the Trade Secrets, Confidential Information, Proprietary Information, Intellectual Property, and all physical embodiments thereof (collectively the "Information") to which the employee has come into possession of as a result of or during the term of his employment by the Company; are, and shall at all times remain, the sole and exclusive property of the Company, and that any of the Information produced or developed by him as an employee of the Company shall be considered work for hire under United States law. Employee agrees to (a) immediately disclose or transfer to the Company all Information developed in whole or part by him during the Term, (b) assign to the Company any right, title or interest he may have in such Information, and (c) at the request and expense of the Company, to do all things and sign all documents or instruments reasonably necessary to eliminate any ambiguity as to the ownership of the Company of such Information including, without limitation, providing to the Company his full cooperation in any litigation or other proceedings to establish, protect or obtain such rights while he is in the employee of the Company.

     (b) Non-Disclosure or Use of Trade Secrets or Confidential Information. During the term of his employment with the Company and at any and all times following the termination of such employment, Employee agrees not to use, reveal, report, publish, disclose or transfer, directly or indirectly, any Trade Secret or Confidential Information of which he came into possession as a result of his employment by the Company for any purpose including, without limitation, the solicitation of existing company customers of which the Employee is aware, except in the course of performing duties assigned to him by the Company.

     (c) Non-Disclosure or Use of Proprietary Information. During the term of his employment with the Company and for a period of one (1) year after termination (for whatever reason) of such employment, Employee agrees not to use, reveal, report, publish, disclose or transfer, directly or indirectly, any Proprietary Information for any purpose.

     (d) No Solicitation. Employee covenants and agrees that, while he is employed by the Company and for a period of two (2) years following termination (for any reason) of such employment, he will not, directly or indirectly, solicit, induce or hire away, or assist any third person or entity in inducing, diverting, soliciting or hiring away, (i) any employee of the Company, whether such employee is employed pursuant to a written contract, is for a determined period or is at will, or (ii) any person or entity which, at the time of termination of employment, was a client or customer of the Company or with whom or which, at the time of termination of employment, the Company was negotiating regarding the sale or distribution of the Company's services or products.

     (e) Return of Company Property. Employee covenants and agrees that, upon termination (for any reason) of this Agreement, he will return or turn over to the Company all physical embodiments of the Information including without limitation, all notes, data reference materials sketches, drawings, memoranda, records, laboratory equipment, chemicals, tools, implements, computers, drives, diskettes, tapes, renditions, models, mock-ups, prototypes, evaluations, measurements, and tests, and all originals copies or other physical embodiments thereof, which in any way relate to any of the Information or to the Business of the Company which belong to the Company or were developed or generated while in the employment of the Company.

     (f) Additional Provisions. Employee recognizes and agrees: (i) that the covenants and agreements contained in Section 5 of this Agreement are of the essence of this Agreement; (ii) that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; (iii) that loss and damage may be suffered by the Company should Employee breach any of such covenants or agreements; (iv) that each of such covenants and agreements is separate, distinct and severable from the other and remaining provisions of this Agreement.

6. MISCELLANEOUS PROVISIONS.

     (a) Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, successors, assigns and legal representatives.

     (b) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or the unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of the other provisions hereof.

     (d) Notices. All notices and other communications which are required or permitted hereunder shall be in writing and shall be sufficient if delivered by hand or mailed by certified mail return receipt requested, postage prepaid, to the addresses set forth below or to such other address as the parties shall specify by notice in writing to the other party. All such notices and communications made by mail shall be deemed to have been received on the date of actual delivery or on the fifth (5th) business day after the mailing thereof, whichever is earlier:

                  Company:       Envirometrics Products Company
                                 1019 Bankton Dr.
                                 Charleston, SC 29406

                  Employee:      Thomas A. Wilkie
                                 1370 Lamont Norwood Rd.
                                 Pittsboro, North Carolina 27312

     (e) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes and terminates any and all prior written agreements and understandings between the parties hereto with respect to the employment of, or work performed in the capacity of an independent contractor by the Employee or payments to Employee by the Company for any reason or work product, including, without limitation, the Employee Invention Assignment Agreement and the Employee Non-Disclosure and Non-Competition Agreement, both Agreements executed on or about March 13, 1992, and any subsequent amendments, modifications and understandings related thereto.

     (f) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought, Either party hereto may by an instrument in writing waive compliance by the other party of any other provision of this Agreement on the part of such other party. The waiver by any party of a breach of any term or provision shall not be construed as a waiver of any subsequent breach.

     (g) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not be deemed to control or affect the meaning or construction of any provision.

     The Company is a corporation in good standing under the laws of South Carolina and is duly authorized to carry on the business presently conducted by it and its signers of this Agreement are properly authorized to execute, deliver and perform this Agreement on behalf of the Company and that this Agreement constitutes a valid and legally binding obligation of the Company.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date and year first written above.




ATTEST                       The Company: Envirometrics Products Company



__________________________   __________________________________________
Secretary                    By: Walter H. Elliott, III, President

[CORPORATE SEAL]


                             EMPLOYEE:

                             __________________________________________
                             Thomas A. Wilkie